EXHIBIT 99.1
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LOGO - MFN

                                                                    NEWS RELEASE
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Corporate Headquarters  360 Hamilton Avenue  White Plains, NY 10602 914.421.6700
                                                                     www.mfn.com

FOR IMMEDIATE RELEASE


                METROMEDIA FIBER NETWORK, INC. ANNOUNCES DEFERRAL
                       OF INTEREST PAYMENT ON SENIOR NOTES
                COMPANY ALSO ANNOUNCES DELAY OF FORM 10-Q FILING



NEW YORK, MAY 15, 2002 - Metromedia Fiber Network, Inc. (MFN) (NASDAQ: MFNX) announced today that it did not pay approximately $32 million of interest due May 15, 2002 on its $650 million 10% Senior Notes. If MFN does not make the interest payment on or before the expiration of a 30-day grace period an "event of default" under the indenture governing these notes will occur.


The Company also announced that its quarterly report on Form 10-Q for the quarter ended March 31, 2002 has not been filed and will be delayed. MFN previously announced that it had delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission. The Company has not yet filed its Form 10-K.



METROMEDIA FIBER NETWORK, INC.
MFN is the leading provider of digital communications infrastructure solutions. The Company combines the most extensive metropolitan area fiber network with a global optical IP network, state-of-the-art data centers, award-winning managed services and extensive peering relationships to deliver fully integrated, outsourced communications solutions to Global 2000 companies. The all-fiber infrastructure enables MFN customers to share vast amounts of information internally and externally over private networks and a global IP backbone, creating collaborative businesses that communicate at the speed of light.

Customers can take advantage of MFN's complete, end-to-end solution or select individual components to complement their existing infrastructures. By leasing MFN's metropolitan and regional fiber, customers can create their own, private optical network with virtually unlimited, un-metered bandwidth at a fixed fee. For more reliable, secure and high-performance Internet connectivity, customers can use MFN's private IP network to communicate globally without ever touching the public-switched network. Moreover, MFN's comprehensive managed services enable companies to create a world-class Internet presence, optimize complex sites and private optical networks, and transform legacy applications, all with a single point of contact.

PAIX.net, Inc., a subsidiary of MFN and the original neutral Internet exchange, offers secure, Class A co-location facilities where ISPs and other Internet-centric companies can form public and private peering relationships with each other, and have access to multiple telecommunications carriers for circuits within each facility. One network. One infrastructure. One source.

For more information on MFN, please visit our Web site at WWW.MFN.COM
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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN TECHNOLOGY AND METHODS OF MARKETING, AVAILABILITY OF FINANCING, EXECUTION RISK RELATING TO THE TRANSACTION DESCRIBED HEREIN AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL. THIS ALSO INCLUDES SUCH FACTORS AS ARE DESCRIBED FROM TIME TO TIME IN THE SEC REPORTS FILED BY METROMEDIA FIBER NETWORK, INCLUDING THE MOST RECENTLY FILED FORMS S-3, 10-K AND 10-Q.



MEDIA RELATIONS:                    INVESTOR RELATIONS:
Kara Carbone                        Martin Cohen
Metromedia Fiber Network            212-606-4389
212-803-5596
kcarbone@mfn.com